EXHIBIT 10.28

                      MARFIELD, BELGARDE & YAFFE COMPANIES
                               MANAGED PROPERTIES
                              OFFICE BUILDING LEASE

This LEASE is made this ~day of November 1996, between Red Circle L.L.P. (as LANDLORD) and Chronimed Inc. (as TENANT).

                                   WITNESSETH:

In Consideration of the mutual Covenants, promises, and agreements herein contained, the parties agree as follows:

1.    DESCRIPTION OF THE PREMISES

TENANT hereby leases from LANDLORD Certain Premises (Leased Premises) within the building (Building), identified as 1090O Red Circle Drive, Minnetonka, MN. The Lease Premises is identified as Suite 300 and is more specifically designated in Exhibit "A" and "B" which are made a part hereof. The Lease Premises is measured from the outside of all demising exterior walls to the center of tenant division and common area walls.

                             and the leased premises
TENANT agrees to accept the building/in "as is" Condition, not withstanding the items specifically listed in Exhibit "C" and those improvements represented in Exhibit "A" and "B".

The Leased Premises Contains:

     Office, rest room, entry, truck dock and finished spaces        23,621 S.F.


For informational purposes only, the whole building consists approximately of the following square footage sizes:

Chronimed                                  23,621
Summit main area                           54,451
Summit storage                                502
Summit total                               55,953
Vacancy                                    18,120
Common area                                 2,890
Total                                      99,584

2.    RENT

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TENANT Covenants to pay annual Base Rent for the Leased Premises of One Hundred
Ninety-One-Thousand Three Hundred Thirty and 10/100 Dollars ($191,330.10) payable to the LANDLORD, or to any other entity designated by LANDLORD, without further notice, in equal monthly installments, sublect to pro-ration in the case of the first and last months of the Lease term, of Fifteen Thousand Nine Hundred Forty-four 18/100 Dollars ($ 15,944. 18) on the first business day of each month during the full term hereof. This was calculated by multiplying 23,621 sq. ft times $8.10 per sq. ft. See Section 7 for TENANT'S Additional Rent obligations. TENANT'S obligation to pay Base and Additional Rent is unconditional and independent of any other provision of this Lease. TENANT agrees not to with hold Base and Additional Rent for any reason. TENANT agrees to pay a ten percent (10%) late charge fee each month on any sums due LANDLORD which are owing to the LANDLORD by the tenth day of that month, if notified by LANDLORD, in writing that the payment has not been received by the fifth of the month. month's Base Rent is included with this Lease as Check #050007, dated 11/25/96, $36,888.36, issued by

3.    TERM OF LEASE

The Lease is five (5) years no (O) months commencing on the first day of April, 1997 and expiring on the last day of March, 2002. TENANT shall have the right of access to the space to construct its leasehold improvements starting on February 1, 1 997.

4.    USE OF PREMISES

TENANT agrees to use the Leased Premises for office, pharmacy and lab space and no other purpose; subject to all local, state, and federal laws regulating such use. Such use shall not cause excessive odors, humidity, noise or vibrations which may iniure the building, cause harm to, or disrupt other tenants.

LANDLORD will use its best efforts to obtain all zoning approvals or waivers needed from the City to allow TENANT to lawfully use the Leased Premises as described above. If LANDLORD fails to obtain such approvals or waivers within forty-five (45) days after the parties fully execute this Lease, the Lease will automatically terminate, without further obligation on either party's part.

5.    PARKING AND COMMON AREAS

The TENANT, its employees and invitees shall have the non-exclusive right to use the common areas, driveways and parking lots along with the other tenants of the Building and their employees and invitees. The use of common areas, and the portion of the land set aside by LANDLORD for non-exclusive use of tenants, is subject to such reasonable rules and regulations as the LANDLORD may impose from time to time. No more than 3.3 parking spaces per 1 ,000



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square feet are to be occupied at any one time by the TENANT, its employees and invitees. Overnight parking of vehicles is prohibited; except private vehicles on a non-recurring basis, not longer than seven continuous days. LANDLORD reserves the right to move or remove any vehicle remaining after seven days during the snow removal season. The storage, at any time, of any property in the common areas is prohibited.

TENANT will have no right to use the upper level parking area.

TENANT has the right, (at any time, by giving LANDLORD written notice specifying the number of additional parking stalls desired) to require LANDLORD to Create up to forty (40) parking stalls on the property in addition to those existing as of the date of the Lease. Upon receiving the notice, LANDLORD will diIigently undertake reasonable efforts to do all things necessary to Create the stalls, including applying for all necessary City approvals. If LANDLORD Cannot, despite reasonable efforts, obtain all such approvals, LANDLORD will have no obligation to Create the stalls, notwithstanding anything herein to the Contrary. LANDLORD will have no obligation to bring suit against the City to obtain any such approval, and "reasonable efforts" shall not be Construed to require any such suit. If LANDLORD can obtain approval for some but not all of the desired stalls, LANDLORD will so notify TENANT, who will have the right, by notice given within the following five (5) days, to Cancel its notice calling for additional stalls, or accept the number of new stalls available, or appeal to the City of Minnetonka.

The location of the stalls will be decided by mutual agreement among LANDLORD, TENANT, and to the extent the law allows. LANDLORD will fund all expenses (including, without limitation, city applications fees) incurred in creating the stalls, but will be entitled to invoice TENANT for such expenses, starting on completion of the stalls, amortized over the number of months remaining in the current lease term, at the rate of 10% per annum, simple interest. This invoice amortized amount will be treated as base rent, and TENANT will, on request, execute a lease amendment reflecting the increase in monthly base rent to include the amortized monthly installment.

LANDLORD shall have the right to construct additional parking at any time

Upon completion of the stalls, TENANT will have the right to occupy, at any one time, stalls on the property (except the upper parking lot) equal in number to 80 plus the number of new stalls created pursuant to this provision. TENANT will have no right, however, to require LANDLORD to designate any stalls, except all stalls created in the area marked on Exhibit A & B as Parking Area for the exclusive use of the TENANT.

Any default, while uncured, will suspend TENANT'S rights under this provision. TENANT may exercise its right under this provision only once.

6.     NET LEASE


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This is a "net" Lease, and LANDLORD shall not be required to provide any services or do any acts in connection with the Leased Premises not specifically set forth in this Lease. As hereinafter further described in this Lease, the TENANT is responsible for and shall pay its utility charges, trash removal, interior cleaning and maintenance, its proportionate share of real estate taxes including installments of assessments and its proportionate share of the Building's operating expenses.

7.    ADDITIONAL RENT

The net rentable area of the building is 96,951 sq. ft. and accordingly, the TENANT'S proportionate share for purposes of allocating real estate taxes, assessments and operating expenses is 24.36 %.

8.     REAL ESTATE TAXES

Real estate taxes include the following:

         (a)      all real estate taxes

         (b) all installments of assessments, general or special, levied against the property

9.    OPERATING EXPENSES

Operating Expenses include the following:

         (a) City water and sewer Charges, except where used by tenants in substantial amounts for production and is therefore separately metered, and the monitoring surveillance of the fire protection system.

         (b) Lawn Care, snow and litter removal, and the repair and maintenance as reasonably required for: parking lots, drives, sidewalks, landscaped areas, roof, H.V.A.C. systems, garage doors and garage door openers, and exterior panes of exterior windows and foyer glass.

         (c) Electrical service for the trash room (if any) and mechanical rooms and for exterior lighting, replacement of bulbs used for exterior Iighting and trash removal from the common area trash room serving the TENANT, if any.

         (d) Insurance for fire and extended coverage, Ioss of rents and business interruptions and general liability.


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         (e)      All other maintenance, replacement, repair and miscellaneous operating expenses except structural maintenance and roof replacement and that which is covered by manufacturer or subcontractor warranties.

         (f) Property management expenses of four percent of the Base Rents and Additional Rents collected.

         (g) Such other expenses incurred in operating the Building generally, if of a type normally incurred in the operating of similar buildings.

         (h)      Maintenance of vestibules and common areas.

Commencing with the operating expenses incurred and real estate taxes payable in the year this Lease commences and each subsequent year during the Lease term. TENANT will pay, in equal monthly installments, payable in advance on the first day of each calendar month, its estimated monthly proportionate share of all such real estate taxes and operating expenses. As the actual amount will not be known at the beginning of each calendar year, LANDLORD shall make a reasonable estimate, to the best of its knowledge, of what the amount will be for that year, and TENANT will pay its estimated proportionate share each month. In no way should LANDLORD'S estimate be construed as actual or as a guarantee.

After the actual real estate tax statement is received, LANDLORD shall have the right to make adjustments for any difference between that which TENANT has paid and that which it should have paid. TENANT shall then start paying its proportionate share based upon the actual tax statement.

LANDLORD shall have the right to make adlustments periodically (at least annually but no more than quarterly) to the operating expenses, and adjust accordingly. When actual operating expenses have been compiled, a final year-end adjustment wilI be made, and either a Charge or Credit will be issued. LANDLORD agrees to exercise due care and diligence to obtain operating expenses, services and supplies at Competitive and reasonable market costs with acceptable quality and service standards.

TENANT may have been given projections for real estate taxes by LANDLORD OR LANDLORD'S agents. LANDLORD, or its agent, does not warrant that these projections are correct or that they even approximate the amounts shown. The TENANT is encouraged to call the city assessor to verify the real estate tax projections before executing the lease.

10.    UTILITIES

TENANT is responsible and shall pay for all of its utility services. The TENANT is separately metered for non-HVAC expenses of gas and electricity and will contract with the utility companies for service requirements and billing. TENANT is also responsible for its own telephone service.


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TENANT agrees and acknowledges that the Building is served by a single integrated HVAC system. Accordingly, LANDLORD will furnish heating and cooling to each tenant in the Building, and charge back its collective expense in so doing as an Operating Expense (as to which TENANT is responsible for paying its "proportionate share"), and will treat the HVAC system as a non-structural item for purposes of Section 9(e).

TENANT has the right, at any time, by giving LANDLORD written notice specifying the additional Cooling capacity desired, to require LANDLORD to increase the cooling capacity of the HVAC system serving the Leased Premises to reasonable degree beyond its capacity as of the commencement date of this Lease. LANDLORD warrants that the capacity as of that commencement date will be at Ieast 1 ton per approximately 470 square feet. Upon receiving the notice, LANDLORD will diligently undertake reasonable efforts to increase the capacity accordingly. LANDLORD will have no obligation to increase the Capacity to any unreasonable or impossible extent. LANDLORD will fund all expenses incurred in increasing this capacity, but will be entitled to invoice TENANT for such expenses, starting on completion of the work, amortized over the number of months remaining in the current lease term, at the rate of 10% per annum, simple interest. This invoiced amortized amount will be treated as base rent, and TENANT will, on request, execute a lease amendment reflecting the increase in monthly base rent to include the amortized monthly installment.

Any default, while uncured, will suspend TENANT'S rights under this provision. TENANT may exercise its right under this provision only once.

LANDLORD reserves the right to protect its property and interest with respect to utilities in any way it sees fit should TENANT not pay utility charges.

In the event the TENANT uses water and sewer in substantial amounts or for production purposes, the LANDLORD shall install at TENANT'S expense a water meter to sub-meter said water, and shall Charge TENANT for said water and sewer at rates as charged by the City. TENANT shall pay to the City any water availabiiity charge (WAC) and sewer availability charge (SAC) charges due to its high usage.

LANDLORD shall, under no circumstances, be liable for; a) physical loss arising from any failure to furnish heating, cooling, water, electricity, telephone, or any other utility; b) any consequential damages, regardless of the cause; or c) any loss or damages of any kind not resulting from the LANDLORD'S willful non-performance or grossly negligent performance of its duties hereunder.

11.   INSURANCE

The TENANT shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which LANDLORD and TENANT are named insured. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single Iimit for bodily



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injury and property damage, and in addition the TENANT shall carry a policy of property insurance for fire and extended coverage including an all leasehold improvements to the premises on a replacement cost value. TENANT agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to LANDLORD. Such policy shall contain a provision requiring ten (10) days written notice to the LANDLORD before cancellation of the policy can be effected.

The LANDLORD shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building and leasehold improvements; but not on TENANT'S personal property, trade fixtures, contents or improvements owned, or otherwise in possession of the TENANT, or any improvements to the premises which improvement and contents are to be insured by the TENANT. Such policy shall contain a provision that the policy shall not be canceled except upon ten (10) days written notice to the TENANT.

Each insurance policy carried by either the LANDLORD or TENANT covering the Lease Premises or its contents shall provide that the insured party has relinquished all rights to recover against the other party for loss or damage resulting from perils insured against by the policy. LANDLORD and TENANT each hereby waive any claim based upon liability which may arise against the other so far as the claim relates to loss or damage to the premises or contents which is coverable by insurance or covered under the aforementioned insurance policies, whether maintained, or not.

12.    MAINTENANCE

The TENANT shall be wholly responsible for the maintenance and repair of the interior of the Leased Premises, and will keep it in as good condition as when turned over to tenant, reasonable wear and tear and damage by fire and the elements excepted.

The TENANT agrees to keep the Leased Premises in a clean, orderly and sanitary Condition and will neither do nor permit to be done therein anything which is in violation of insurance polices on the building or that is contrary to law. The TENANT will neither commit nor suffer waste to the Building or to the Leased Premises.

The maintenance and repair obligations of the TENANT specifically extend to all demising walls of the leased premises, interior doors, interior windows, plumbing and electrical fixtures within the Leased Premises, except as these obligations may be covered by manufacturer or Contractor warranties. The LANDLORD agrees to Cooperate with and reasonably assist TENANT in pursuing such warranties which are still in effect.

The LANDLORD shall at its own expense keep in good order, safe condition and repair the structural integrity of the Building, except where repairs to the structural parts are required due to the fault or negligence of the TENANT, its employees or invitees, in which case the TENANT shall be responsible.



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13.    APPEARANCE AND ACCESS

LANDLORD and TENANT mutualIy agree to keep the grounds, Building, Leased Premises and common areas in a condition of good repair and appearance as their respective responsibilities and rights may allow. LANDLORD shall provide general access to TENANT and its invitees to the common areas except as reasonable security requirements and temporary conditions may prevent, and shall make a reasonable effort to keep the common areas well maintained and free of nuisance. LANDLORD may establish form time to time and TENANT will abide by reasonable rules for parking, security, handling of trash and like procedures.

TENANT agrees to keep all of its trash containers, palIets, dumpsters, refuse and waste within its Leased Premises and not outside or ins common areas and agrees not to litter any of the grounds or entries. TENANT is responsible for the cost of the removal of its trash.

                                                 L~ TENANT to Initial
                                                 ---

Window coverings, if desired by TENANT, are to be installed by TENANT at TENANT'S expense and must be horizontal levelour type made of metal. TENANT shall also provide and maintain fire extinguishers as required foCr its particular use by the City.

TENANT'S bathroom is contiguous to the bathroom of an adjoining tenant and LANDLORD will instalI a common hallway serving these bathrooms, TENANT agrees to allow the adjoining tenant the use of its bathroom, and shall have the right to use the adjoining tenant's bathroom. TENANT agrees to keep in good order, cleanliness and repair the contiguous bathroom, as does the adjoining tenant.

TENANT agrees not to have or keep any animals, including dogs and/or cats, within the Leased Premises.

14.    LANDLORD'S RESPONSIBILITY

LANDLORD agrees that prior to the Commencement of the term hereof, at its sole cost and expense, it will finish the Leased Premises substantially in accordance with Exhibits "A" and "B". It is understood and agreed that minor changes from any plans or specifications which may be necessary during construction of the Leased Premises shall not affect or invalidate this Lease.

TENANT agrees that, upon occupancy hereof, it will inspect the Leased Premises in order to ascertain the condition thereof; that any objections (except for latent deficiencies not then discoverable) thereto not delivered in writing to LANDLORD within 60 days after occupancy shalI be deemed waived; and that no representations, either expressed or implied, have been made regarding the quality or condition thereof except as specifically stated below:


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         (a)      The Leased Premises, at the time of initial occupancy, shall comply with applicable building codes; and the Americans with Disabilities Act.

         (b) The Leased Premises will be completed substantially as agreed to in this Lease; and

         (c) The mechanical system serving the Leased Premises will have been checked and found to be operating satisfactorily. LANDLORD will be responsible for repair or replacement during the first year of the lease, except normal maintenance

15.    CONDEMNATION LOSS

Should all the Leased Premises to be taken in condemnation proceedings or by exercise of any right of eminent domain, then this Lease shall automaTically terminate as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Leased Premises. If, as a result of a partial taking, the Leased Premises is no longer useable for the purposes specified in of this Lease, then, in any such case, the TENANT or LANDLORD may terminate this Lease as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the property. lf this Lease is not terminated, LANDLORD will immediately make all repairs necessary to make the Leased Premises complete and tenable. The LANDLORD shall be specifically entitled to all awards for condemnation, except in the case of awards made specifically for loss or damage to TENANT'S property or TENANT'S relocation expenses.

16.    TENANT ASSIGNMENT

The TENANT shall not assign this Lease, and shall not sublet any part of the Leased Premises without the prior written consent of the LANDLORD, provided however, TENANT may assign the lease without LANDLORD'S prior consent to any successor entity of the business created as the result of a merger or consolidation. Said consent will not be unreasonably withheld or delayed. Any such assignment or subletting will not release the TENANT from its responsibilities under this Lease, unless expressly agreed to in writing by the LANDLORD. TENANT shall pay LANDLORD'S reasonable attorneys fees for reviewing the sublease.

If the TENANT shall be declared bankrupt, shall have a receiver appointed of its property, shall make an assignment for the benefit of creditors, or its rights hereunder shall be taken under execution; it shall be construed as an assignment of this Lease within the meaning hereof, and the LANDLORD shall have the right to terminate this Lease.

TENANT specifically reserves the right to assign the lease or to sub-lease to any related corporate entity.


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17.    DEFAULT BY TENANT

It is a Default for TENANT: (a) if Base Rent, Additional Rent, or any other sum due by TENANT under this Lease shall be unpaid as of the date payment is required; (b) if TENANT fails to perform any of the other terms, conditions, covenants and obligations of this Lease to be observed or performed by the TENANT for more than (10) days after LANDLORD gives TENANT written notice of such Default ( it being agreed that a Default, other than failure to pay Base Rent, Additional Rent or other sums due, which is of such character that the cure thereof reasonably requires longer than (10) ten days, shall be deemed cured within said period, if TENANT in good faith commences a cure within the
(10) ten day period and diligently undertakes to complete the cure with reasonable dispatch); (c) if TENANT abandons the Leased Premises (it being agreed that the Leased Premises shall be considered abandoned should TENANT fail to openly conduct business from the aforementioned premises for a period of (7) seven Calendar days after October 31, 1997) (d) if TENANT or guarantor knowingly misrepresents any material fact in any written statement provided to the LANDLORD or at its request, pursuant to or in connection with this Lease; or (e) if TENANT, any guarantor, general partner, joint venture, or majority shareholder becomes insolvent or the subject of a bankruptcy petition.

A Default gives LANDLORD the right (without further notice except as hereinafter expressly provided) to: (a) immediately reenter the Leased Premises, change the locks, and remove all persons and property; (b) at TENANT'S expense, store or sell said property for TENANT'S account; (c) treat said property as abandoned upon TENANT'S failure to remove it within (10) ten days of written demand to remove; (d) make alterations and repairs; (e) without terminating the Lease, relet all or part of the Leased Premises, at TENANT'S expense and for its account, on such terms, for such rentals, and for such a term as LANDLORD in its sole discretion deems advisable and/or (f) resort to any other remedy authorized by this Lease or by statute, law or equity.

Whether or not LANDLORD reenters and/or relets the Leased Premises, TENANT will remain liable, for all periods in which this Lease is in full force and not terminated, for the Base Rent, Additional Rent and utilities due hereunder, subject only to a credit for rental received from a substitute tenant over and above expenses of reletting and other sums due hereunder. Additionally, whether or not LANDLORD has already resorted to any other above-mentioned right, LANDLORD may elect, by giving a written notice, to terminate the Lease effective as of any date specified in the notice. No act, including the re-entering and/or reletting, except the giving of such notice, shall be deemed a termination, or acceptance of surrender of the Lease. Upon said effective date, TENANT will comply with any surrender provisions.

TENANT will be liable for (a) all expenses and damages incurred by LANDLORD resulting, whether before or after termination, from a Default, including without limitation attorney's fees and brokers' fees to obtain a new tenant, reclaiming possession and alteration or repair costs to obtain a new tenant and
(b) 10% interest on any sum due under the Lease, from the date due.

18.    ALTERATIONS


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The TENANT shall not make any alterations to the Lease Premises without the written consent of the LANDLORD, such consent not to be unreasonably withheld or delayed. If the TENANT shall desire to make any such alterations, it shall furnish plans and specifications of the work to be so performed together with a construction statement Containing a complete breakdown of the cost of all labor and material included therein, and together with an escrow of cash with Title Services, Inc. in an amount equal to the estimated cost of all such work, if it should exceed one thousand dollars ($1,0OO.OO). TENANT agrees to obtain a building permit from the city for any alterations exceeding fifty dollars ($SO.OO) in cost. TENANT agrees that all such work shall be done in a good, workmanlike manner, and in compliance with applicable building codes and all applicable Iaws, including, without limitation, the American Disabilities Act, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the Building or Leased Premises by reason thereof. No such alteration(s) shall change the office/finish area to storage/service area ratio without LANDLORD'S permission.

The TENANT shall, before the expiration of the Lease, restore the Leased Premises to its original condition unless the LANDLORD elects that all or a part of the alterations may remain. Any such alterations shall become the property of LANDLORD as soon as they are affixed to the Leased Premises and all right, title and interest therein of the TENANT shall immediately cease unless otherwise stated in writing. The TENANT however, shall remain the owner of any installed trade fixtures and shall have the right to remove such trade fixtures at the expiration of this Lease Agreement, so long as the Lease Premises and/or Building is restored to its original conditions.

TENANT agrees that, if by reason of TENANT'S operations, the use to which TENANT puts the space, or any alterations made by TENANT (whether or not approved unconditionally by LANDLORD), applicable law, including, without limitation, the American Disabilities Act, requires further alterations or modifications of the lease premises or the building(s), that the TENANT will make such alterations or modifications so as to promptly address such requirements; or, if TENANT fails to do so, that TENANT will reimburse LANDLORD promptly for the cost of such alterations or modifications as LANDLORD may make upon TENANT'S default (LANDLORD having the right but not the obligation to make such alterations or modifications under that circumstance); and that this provision shall survive termination or expiration of the lease.

19.   SIGNS

The LANDLORD shall allow TENANT, at its sole expense, to install one building standard exterior entry sign at the TENANT'S front entry and lettering on the entry door. LANDLORD shall install, at its sole expense, TENANT'S identification on the lower monument sign. No other signage, including no soliciting or other directional type signage, promotional material, or identification of any type shall be placed in, on, or externally visible from, any entry, window, outer door, or exterior surface without the written consent of LANDLORD. TENANT agrees that no visitor parking or other parking sign age will be installed on any part of the parking or



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common areas without the written consent of the LANDLORD. Exceptions to this are security system signs not to exceed sixty (60) square inches in size.

20.    ENTRY

LANDLORD, its agents, and its employees shall have the right to enter the premises at all reasonable times subject to 24 hour notice and during normal business hours, except in the case of an emergency (life or property threatened) to inspect them, to make repairs, and to maintain the Building of which the Leases Premises are part. During the one hundred and eighty (180) days prior to the expiration of the term, the LANDLORD or its agents may exhibit the Leased Premises during normal business hours, with appropriate advance notice of at least 24 hours, to prospective tenant. LANDLORD shall also have the right of entry as provided in Paragraph 1 7. Any non-emergency entry will be conducted in a manner Consistent with federal and state laws governing the practice of pharmacy and due protection of confidential medical information.

LANDLORD will have the specific right to enter the area identified as the vestibule to service the elevator equipment and rest room. TENANT wilI provide LANDLORD with the appropriate pass Card or key to this area.

21.    SUBORDINATION

It is mutually agreed that this Lease shall be subordinate to any and all mortgages, ground leases, or other securities, including any renewals, modifications, consolidations, replacements and extensions thereof now or hereafter recorded against the Leased Premises by the LANDLORD. TENANT'S right to quiet possession of the Leased Premises shall not be disturbed if TENANT is not in Default and so long as TENANT shall pay the Base and Additional Rents and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

22.    NOTICES

All notices, consents, demands and requests which may be or are required to be given by either party of the other, shall be in writing, and sent by United States registered or certified mail, with return receipt requested, addressed to the TENANT at the street address set forth in Paragraph 1 with a copy sent by United States registered or certified mail to: Chronimed, Inc., Attn: Vice President of Operations 13911 Ridgedale Drive, Suite 250 Minnetonka, MN 55305 or other such address as TENANT may direct in writing in the future and to the LANDLORD in care of Marfield, Belgarde and Yaffe Companies, 7841 Wayzata Boulevard, Minneapolis, Minnesota 55426 or to such other address as LANDLORD may direct in writing in the future.

The date which said registered or certified mail is mailed by the LANDLORD or TENANT shalI be conclusively deemed to be the date on which a notice, consent, demand, or request is given or made.

The above address of a party may be changed at any time or from time to time by notice given by said party to the other party in the manner herein above provided.

23.    SHORT FORM LEASE

The parties hereto shall, at the option of either party, execute a short form of Lease for recording purposes and, in such event, the terms thereof shall constitute a part of this Lease as fully as though recited at length herein.

24.    LANDLORD ASSIGNMENT

The LANDLORD may assign its right , title and interest in this Lease, and such assignment shall then terminate all the LANDLORD'S obligations so long as the LANDLORD is not in default when such assignment is made and the assignee assumes the LANDLORD'S responsibilities thereafter.

25.    OCCUPANCY

If the Leased Premises is not ready for occupancy on the Lease commencement date, then the lease term shall commence on the date of TENANT'S possession but still terminate on the date previously shown. LANDLORD( shall not be liable to TENANT for any loss or damage resulting if the Leased Premises is not ready for occupancy on the commencement date of this Lease. TENANT agrees to take possession within ten (10) days after the Leased Premises is substantially ready for occupancy and permission, or temporary permission, to occupy is granted by the City. All TENANT'S obligations hereunder will commence on the first day TENANT occupies any portion of the Leased Premises.

26.       FIRE REPAIR

In the event of damage to the premises by fire, the elements or other casualty, LANDLORD shall repair the damage with reasonable dispatch (with Base Rent to abate in the meantime), unless any mortgagee or financial participant, who from time to time might have an interest in on the demised premises, shall require that the fire insurance proceeds to be used to reduce its interest or the indebtedness on the premises.

If the damage renders the Leased Premises untenantable in part but TENANT continues to occupy them in part, the Base and Additional Rent shall be reduced in an equitable manner.

27.       QUIET ENJOYMENT

TENANT, upon payment of the Base and Additional Rent herein reserved and upon performance of all of the terms, covenants and conditions of this Lease by it to be kept and performed, shall at all times during the term hereof or during any extension or renewal hereof, peaceably and quietly enjoy the Leased Premises without any disturbance from LANDLORD or from any other person claiming through LANDLORD. Upon expiration or sooner termination of the term hereof, TENANT shall surrender the Leased Premises in good condition and repair, except for reasonable wear and tear, Condemnation and casualty.

28.       HOLDlNG OVER

If TENANT shall hold over the Leased Premises or any part thereof after the expiration of the term hereof, or any extension thereof, such holding over shall be construed only to be a tenancy from day to day subject to all of the covenants, conditions and obligations hereof except that the Base Rent shall be 1 50% of the rent normally due. Nothing herein shall be construed to give TENANT any rights to holdover and to continue in possession of the Leased Premises after expiration of the term hereof.

29.       DEPOSIT

TENANT has deposited with LANDLORD a security deposit equal to the amount of one full month's Base Rent. Said sum shall be held by LANDLORD as security for the faithful performance by TENANT of all the terms, covenants, and conditions of this Lease to be kept and performed by TENANT. The deposit shall not bear interest. If TENANT shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to TENANT at the expiration of the Lease term. Said deposit was made by check #_____, dated______________, for $_____________________________

30.       RENEWAL

TENANT will have a right to renew the term of the Lease in accordance with this section. Any such renewal will be on an "as-is" basis, subject to all the terms of the Lease, except as to the amount of base rent (addressed below), as to further renewal rights (of which there will be none), and as to any rent concessions (of which there will be none).

If TENANT wishes to renew the Lease term for an additional five (5) years, TENANT must (to preserve this right) give LANDLORD, no Iater than 210 days prior to expiration date of the initial term, written notice of TENANT'S intent to exercise the option contained in this section. The notice, to be affective, must state the base rent TENANT proposes to pay, which rent must be fixed and fIat throughout the renewal term and must be not less than the base rent payable immediately prior to the expiration of the initial five (5) year term (excluding any portion attributable to the amortized cost of any parking lot improvements or HVAC cooling capacity improvements discussed elsewhere).

Within ten (10) days after receiving that notice, LANDLORD will offer the Leased Premises to Summit Medical Systems, Inc. ("Summit") pursuant to the expansion option in Summit's lease. Summit's lease requires Summit to exercise its option, if at all, within thirty (30) days after receiving LANDLORD'S offer. If Summit exercises its option, LANDLORD will promptly notify TENANT and TENANT'S notice under the previous paragraph will be null and void. If Summit fails to exercise its option, LANDLORD will promptly give TENANT written notice of that fact and the base rent LANDLORD proposes to charge during the renewal term.

If the parties' respective proposals for base rent differ, LANDLORD and TENANT will negotiate in good faith the rent for the five (5) year renewal term. The date TENANT receives the notice described in the last sentence of the previous paragraph is hereinafter described as the Negotiation Starting Date. If the parities have failed to agree on the rent within thirty (30) days after the Negotiation Starting Date, either party may, within the following five (5) days notify the other party of its intent to have a third party mediate their disagreement. The mediator's expenses will be paid by the party calling for mediation. If neither party makes a timely request for mediation, the parties' negotiation period will end 45 days after the Negotiation Starting Date. If either party makes a timely request for mediation, the parties' negotiation period will end sixty (60) days after the Negotiation Starting Date.

31.    EXECUTIVE COMMITTEE APPROVAL

TENANT will have the right to cancel the Lease, without further obligation on either party's part, if its executive committee votes not to approve the Lease and if TENANT so notifies LANDLORD in writing no later than five (5) days after the date the last party executes this lease. Landlord will return all pre-paid rent and/or security deposits made before Iease cancellation.

32.       OTHER PROVISIONS

The invalidity or unenforceability of any provisions hereof shall not affect or impair the validity of any other provision. The headings herein are inserted only for convenience and reference and shall have no substantive import. Where necessary, the singular imports the plural and vice versa, and masculine, feminine and neuter pronouns and expressions are interchangeable. The Lease shall bind and inure to the benefit of the LANDLORD and TENANT, their respective heirs, administrators, legal representatives, successors and assigns.

During the term of the Lease, LANDLORD'S acceptance of an amount which is less then the amount due at that time, will be deemed partial payment only, not payment in fulI.

This Lease shall be governed by Minnesota Law.

One or more waivers of any provision by either party shall not be construed as a waiver of subsequent breach of same. Failure to enforce or delay in enforcing any right hereunder will not be construed as a waiver thereof. Each party expressly (a) consents to the maintaining of any such action in any court of competent subject matter jurisdiction, and (b) agrees that the mailing, with postage pre-paid, registered or certified mail, of any complaint or other legal process to it, at the address stated in this Lease for notices, as updated by subsequent written notice of a new address.

TENANT and any guarantors agree to provide LANDLORD with a current financial statement on or before (4) months after the end of their fiscal year. The financial statement shall meet generally accepted accounting principles.

TENANT hereby agrees that in the event of a purchase of the Leased Premises by another party, TENANT will sign a Lease Estoppel Agreement, stating that this Lease agreement between TENANT and LANDLORD is in full force and effect and that all covenants herein have been met. Any uncompleted covenants should be noted and listed on the Lease Estoppel Agreement.

33.    ADDlTIONAL SPACE

Exhibit "A" and "B" identifies a portion of the building as space "G" with approximately 1680 sq. ft. which is not included in Summit Medical's obligated expansion space. TENANT shall have the obligation to expand into said space, during its lease term, or extended lease term, if any other tenant or Summit Medical does not wish to lease said space during the terms of their leases. In no event shall TENANT be required to take said space before Summit Medical is obligated to expand or declines to expand into its expansion space which is on the same floor and contiguous to the south. The terms of the lease on the expansion space shall be the same as then exists in the TENANT'S lease and shall remain a part of the lease. The space shall be taken "as is", but shall have an acoustical ceiling and the same level of Iighting as TENANT'S Contiguous space, and shall be accompanied by a certificate of occupancy from the City of Minnetonka. LANDLORD shall provide a doorway to said expansion at its sole expense.

34.   RIGHT TO EXPAND

          Right of First Offer . TENANT shall have a right of first offer ("ROFO Right") on all available space in the building, subject to rights previously granted to Summit Medical, Inc., as Iisted bn Exhibit "F".

          A. Upon written request by TENANT ("TENANT'S ROFO Notice") LANDLORD shall within ten (10) days thereafter give written notice to TENANT ("LANDLORD'S ROFO Notice") stating: (1) any portion of the ROFO Space ("Subject ROFO Space") which is, or will during the following twelve (12) months become available for lease; (2) the estimated date of availability ("Target Delivery Date"); (3) the market rate for the Subject ROFO Space (which shall be based on prevailing net market rental rates and finish allowances for comparable space as reasonably determined by LANDLORD and TENANT. (4) The TENANT finish allowance, the LANDLORD will provide for subject space. Before or after TENANT'S ROFO Notice, if LANDLORD desires to offer any portion of the ROFO Space for lease, LANDLORD shall first deliver a LANDLORD'S ROFO Notice relating to the Subject ROFO Space. TENANT shall notify LANDLORD within ten (10) days after LANDLORD'S ROFO Notice is given whether it desires to exercise its right to lease the Subject ROFO Space.

          B. If TENANT exercises the ROFO Right with respect to the Subject ROFO Space, such space shall be added to and become part of the Leased Premises for the remaining term of the Lease (including any Extension Terms) on all of the terms and conditions of this Lease, except that:

          1. The Subject ROFO Space shall be added to the Leased Premises effective on the earlier of (the "Delivery Date"): (a) the date TENANT occupies the Subject ROFO Space, or (b) the date on which LANDLORD delivers the Subject ROFO Space to TENANT in the condition provided in this Paragraph (which, without TENANT'S consent, shall not be before the Target Delivery Date).

          2. Effective on the Delivery Date, (a) the Base Net Rent for the Subject ROFO Space shall be a payable at the Market Rate determined by LANDLORD and TENANT as provided above; (b) TENANT'S proportionate share of Operating Costs shall be adjusted appropriately to take into account the area, in the Subject ROFO Space, and Operating Costs shall thereafter be payable at the same rate per square foot as then payable for the Initial Leased Premises and shall thereafter be subject to the same adjustments as provided in this Lease; and (c) there shall be no period of rent abatement or free rent with respect to the Subject ROFO Space.

          3. The Subject ROFO Space shall be delivered in an as is condition, except that LANDLORD shall furnish the TENANT Finish Allowance specified in LANDLORD'S ROF0 Notice, which shall be taken into account by LANDLORD and TENANT in determining the Market Rate for the Subject ROFO Space. The TENANT Finish Allowance shall be applied to TENANT Finish Costs relating to the Subject ROFO Space. No refund or credit shall be made for any unused portion of the TENANT Finish Allowance.

          4. As of the Delivery Date, the term "Leased Premises" shall be deemed to refer to and include the Subject ROFO Space, except as expressly provided otherwise in this Lease.

          5. Notwithstanding anything to the contrary contained in this Lease, any ROFO Space added to the Leased Premises during the Iast three (3) years of the Extension term, the LANDLORD, at it's sole discretion, may require the TENANT to sign a lease for the ROFO for a term to be specified, but in no case Ionger than three years from the date the ROFO right is exercised; determination of the Market Rate shall take into account the need to fully amortize any TENANT Finish Allowance, leasehold improvements, leasing commissions, and other transaction costs of LANDLORD over the remaining Extension Term.

          If TENANT fails to timely exercise the ROFO Right, LANDLORD shall be free to lease such space on any term (including any renewal or extension of any such lease); provided, that if a lease or letter of intent is executed but expires or terminates during the period the ROFO Right is in effect, then such space shall again be subject to the ROFO Right as provided in this Paragraph.

C. Tenant's right to exercise the ROFO Right with respect for any portion of the ROFO Space is subject to the condition that, at the time that TENANT delivers its written notice of exercise with respect to such portion of the ROFO Space, TENANT is not in default under any of the terms or conditions of this Lease. Further, the ROFO Right shall automatically terminate upon the earliest to occur of (1) the expiration of termination of this Lease; (2) the termination of TENANT'S right to possession of the Leased Premises; or (3) the assignment of this Lease by TENANT or the sublease by TENANT of all or any part of the Leased Premises.

D. Within ten (10) days after written request by LANDLORD, TENANT shall execute and deliver an instrument in form reasonably satisfactory to LANDLORD confirming any exercise or termination of the ROFO Right.

E. The ROFO Right shall only continue until March 31, 1998, and, unless previously exercised, shall thereupon automatically terminate. Notwithstanding anything to the contrary contained herein, the ROFO Right shall be subordinate to (1) all leases, renewals, extensions or expansions under letters of intent or rights or options in leases existing as of; the date of this Amendment or the date TENANT'S ROFO notice was received by LANDLORD and (2) any renewals or extensions of any leases for space in the Building existing as of the date of this Amendment or the date TENANT'S ROFO notice was received by LANDLORD or entered into after TENANT fails to exercise its ROFO Right, whether or not pursuant to an option or right in such lease.

35.      EXHIBITS AND ADDENDUMS

This instrument contains all of the agreements made between the parties and may not be modified orally or in any manner other than by agreement in writing signed by all parties to this Lease. The following exhibits and addendums are attached and hereby made a part of this Lease:

       _____ Exhibit "A & B" Building Floor Plan, Detailed Floor Plan or
                             Blueprint and LANDLORD Finishing Schedule

       _____ Exhibit "C"     LANDLORD'S Improvements

       _____ Exhibit "D"     TENANT'S and/or Guarantor(s)

                             Financial Statement Rider

       _____ Exhibit "E"     Material Use Rider

       _____ Exhibit "F"     Summit Medical's rights to expand/extend

The signatories below warrant that they are duly authorized to enter into this Lease representing the parties hereto.

IN WITNESS WHEREOF, the parties heretq have Caused this Lease to be executed the day and year first above written.

LANDLORD                                   TENANT
RED CIRCLE L.L.P.                          CHRONIMED INC.


By:                                        By:


SAMUEL S MARFlEL                           LARRY E. NIEDERKOHR

Its General Partner                        Its Vice President of Operations

Date                                       Date

                                  EXHIBIT "C"

                              LANDLORD IMPROVEMENTS

Upgrade

         Existing rest rooms: paint the walls, clean the ceramic tile, repair as needed and generally clean.

         Remove large wash sinks in restrooms and replace with typical
         Iavatories

         Existing ceiling; replace tile (broken, mismatched Or dirty) and light fixtures (defective or damaged), where needed. LANIDLORD may paint tiIes tO match.

         Hallway tO existing restrooms

         New door at vestibule (area between restroOms and elavatOr)

         Ceiling at 11' or current height throughout space.
                  Ceiling tile to match or painted to match design of existing ceiling Ught fixtures to be similar to existing fixtures

         Existing sprinkIer heads raised Or lOwered to correct height (coordinated with TENANT work).

         HVAC duct work raised or lowered to correct height and air diffusers to match current space.

         New men's and women's restroom
                  2 stalls, one handicap access in women's; one handIcap access stall, one urinal in men's. Location to be determined Install slop sink.

         Install all windows marked as `existing' on Exhibit A & B attached

LANDLORD AGREES TO COORDINATE THE ABOVE WORK WITH TENANT'S REMODEL WORK IN ORDER TO AVOID DUPLICATION OR WASTE OF EFFORT AND RESOURCES.

LANDLORD AGREES TO CREDIT TENANT WITH THE DIFFERENCE BETWEEN THE COST OF PARABOLIC LIGHTS AND NORMAL FLOURESCENT LIGHTS IN THE AREA THAT DOES NOT HAVE LIGHTS NOW.

                                   EXHIBIT "D"

                            FINANCIAL STATEMENT RIDER

I hereby Certify that the attached financial statements titled Chronimed Annual Report 1996, Chronimed First Quarter Interim Report and Chronimed For 10-Q quarter ending Seotember 27. 1996 dated _________________, is true and correct and has been prepared with my knowledge using Generally Accepted Accounting Principles. I have signed and dated that attached financial statement.




Signature



Norman A. Cocke
Name (Please Print)

CHRONIMED INC.
Company Name

Senior Vice President and Chief Financial Officer
Company Title

13911 Ridgedale Drive

Minnetonka. MN 55305
Address

(612)513-6518
Phone Number


Date

                                   EXHIBIT "E"

                               MATERIAL USE RIDER

The TENANT, its employees and/or invitees will not, without the LANDLORD'S prior written consent , bring onto the Leased Premises, common area, or allow thereon, any "hazardous substance" within the meaning of any federal or state statute, within the meaning of the Minnesota Environmental Response and Liability Act, or any successor statute, thereon or within 200 feet thereof any "hazardous substance" except in amounts not requiring any Federal or State EPA permit and only in amounts aooropriate to (and products required in) the normal practice of pharmacy and pharmaceutical compounding or natural gas or petroleum product, or refuel any vehicle thereon or within 200 feet thereof.

The LANDLORD may withhold or condition consent as it sees fit, in its absolute discretion. Notwithstanding any termination of the Lease, the TENANT will indemnify and hold the LANDLORD harmless from any cost, expense, or damage resulting from a violation of this paragraph, and will, upon request from the LANDLORD promptly remove, at its sole expense, any material so brought or released in violation of this paragraph. The LANDLORD may, from time to time inspect the Leased Premises to determine compliance with this paragraph, and require the TENANT to certify to such compliance. A violation of this paragraph, is a breach for which the LANDLORD need not provide notice or a period to cure, and any contrary provision in this Lease is hereby modified to so provide.

         EACH ITEM ON THE FOLLOWING CHECKLIST MUST BE ANSWERED.

1. Will any chemicals be used or stored on the premises? YES. If yes, list all chemicals that are to be used or stored in the premises:

Various chemicals and chemical combinations will be stored in the facility. These chemicals and chemical compounds represent products typically found in the practice of pharmacy, and in relatively small quantities.

2. Will any materials be used or stored on the premises that appear on any local, state or federal list of "HAZARDOUS SUBSTANCES"? YES. If yes, list all items in the space provided.

Hazardous substances, stored in the facility, will be in amounts not requiring any Federal or State EPA permit and only in amounts required for the practice of pharmacy.

3. Do you have any permits to handle, use or store "HAZARDOUS SUBSTANCES"? NO. If yes, attach copies of these permits to this exhibit.

Permits are not required for the quantities or amounts used in the practice of pharmacy.

4. Will any fIammable be used or stored on premises? YES. If yes, list type, quantities and how the flammable will be stored.

Alcohol and other solvents are used in the practice of pharmacy and will be stored in a fire resistant cabinet.

Exhibit "E"
Material Use Rider

Exhibit "E"
Material Use Rider
Page 2

I certify that the above information is true, complete and correct. Further, I understand and agree that no substance other than those listed above and approved by the LANDLORD may be used or stored on the premises and that any additions to the above list must be approved in writing by the LANDLORD or its authorized agent.

                                Larry Niederkohr
                                ----------------
                                 (Please Print)

                        Its Vice President of Operations
                            ----------------------------


                                 (Please Print)

36.      EXPANSION OPTIONS

         TENANT shall have options to lease all or part of the space in the Building not then included in the Leased Premises, as provided in this Section
36. LANDLORD agrees to offer to TENANT, some time between the beginning of the fourth Lease Year and the end of the sixth Lease Year, all of the space in the Building not included in the Leased Premises (provided LANDLORD need not offer common area space unless it is otherwise offering, at that time, all of the remainder of the space in the Building). LANDLORD need not offer all of such space to TENANT at one time. LANDLORD agrees not to enter into any leases with third parties for such space for a term (including extension ootions) in excess of five years, except as provided below. Upon request by TEl'lANT, LANDLORD will notify TENANT, with respect to any leases for such space, of the expiration dates of such ieases so that TENANT will be able to anticipate when such space will be available LANDLORD will offer all or a portion of such space to TENANT by wriften notice to TENANT, identifying the anticipated date of delIvery. TENANT will have until the later of 30 days after rece!pt of LANDLORD'5 notice or the date 60 days prior to the beginning of the fourth Lease Year to accept such space as part of the Leased Premises, which acceptance shail be in wnting. If TENANT accepts LANDLORD's offer of any of the remaining space in the Building, TENANT shall lease such space for a term equal to the greater of 5 years or the remaining term of this Lease at such time, upon the same terms and conditions as contained in this Lease

         If the term for the Leased Premises prior to the exercise of an expansion option would expire prior to the expiration of the term with respect to the space added by exencise of an expansion option, the term for the Leased Premises prior to the exercise of an expansion option shall be automatically extended to coincide with the term with respect to the expansion option space, and the Base Rent per rentable square foot shall be computed on the same basis as for the expansion option space. The rent and the term with respect to the expansion option space will commence upon LANDLORD's delivery of exclusive possession to TENANT after LANDLORD's completion of the tenant improvements required by TENANT and delivery to TENANT of LANDLORD's architect's certificate of completion and a certificate of occupancy by the City of Minnetonlta. If TENANT accepts LANDLORD's offer with respect of any of the expansion option space and LANDLORD is unable to deliver exclusive possession of such space to TENANT in the condition required, together with the two required certificates, on or before the date 180 days after LANDLORD's anticipated date of delivery set forth in LANDLORD's offer, TENANT may terminate this Lease by giving 150 days' prior wrirten notice to LANDLORD within 90 davs after the end of such 180-dav period, in which event neither parry shall have any farther obligations under this Lease, except for LANDLORD's obligation to return the seccrity deposit as required herein and other obligations which expressly sur'vive the termination or expiration of this Lease. If TENANT does not exercise its option as to any portion of the expansion option space within the penod provided above or if TENANT terminates its expansion option with respect to the Expansion Space pursuant to Section 1 above, LANDLORD may offer such space to third parties for any term desired by LANDLORD. If LANDLORD does not lease a portion of the expansion option space

(including the Expansion Space) not accepted by TENANT within 6 months after the expiration of TENANT's period to exercise its option, LANDLORD shall again offer such space to TENANT on the same terms and conditions set forth above. except TENANT must exercise its option within 10 days after LANDLORD's offer. LANDLORD shall also offer any portion of the expansion option space (including the Expansion Space) not accepted by TENANT which LANDLORD leases to third parties when such space again becomes available on the sarrie terms and conditions set forth above. except TENANT must exercise its option within 10 days after LANDLORD's offer. Notwithstanding az'ytriitig to the contrary contained in this
Section 36, the Base Rent for all of the Leased Poses will be computed based on the Market Rate Rent, as defined in Section 38 below, if this Lease rernains in existence (other than by reason of an extension pursuant to Section 37 below) after the end of the fourteenthi~ase Year. If TENANT exercises any expansion option,

37.      E"';I'ENSION OPTIONS

         TENANT has two (2) extension ootions to extend the Lease term for five
(5) years each, if TENANT notifies LANDLbRD in writing at least one hundred twenty (120) days prior to the expiration of the Lease term, as the same may have been previously extended. TENANT may not exercise its second extension option for the second extension term if it has not exercised its first extension option for the first extension term. If TENANT exercises any of its extension options, this Lease will be in full force and effect during the Lease term, as so extended, subiect to all of the terms and conditions of this Lease, except that the inriual Base Rent will be the Market Rate Rent. Any exercise of any such option applies to the entirety of the Leased Premises, and TENANT shall have no right to exercise any such option as to only a part thereof. If TENANT exercises one of its extension options pursuant to this Section 37 and LANDLORD thereafter offers space to TENANT pursuant to Section 36 which TENANT accepts prior to what would have been the expiration of the Lease term prior to TENANT's extension under this Section 37, the extension pursuant to Section 36 shall apply and TENANT'5 extension pursuant to this Section 37 shall be deemed rescihded, provided such extension option pursuant to this Section 37 shall remain available at the end of the Lease term, as so extended pursuant to
Section 36.